EXHIBIT 99.1
Houston, Texas
April 30, 2014

FOR IMMEDIATE RELEASE - EARNINGS

ATWOOD OCEANICS, INC., announced today that the Company earned net income of $73.3 million or $1.13 per diluted share, on revenues of $273.1 million for the quarter ended March 31, 2014 compared to net income of $83.4 million or $1.28 per diluted share on revenues of $284.7 million for the quarter ended December 31, 2013 and compared to net income of $85.5 million or $1.28 per diluted share, on revenues of $253.2 million for the quarter ended March 31, 2013. For the six months ended March 31, 2014, the Company earned net income of $156.7 million or $2.41 per diluted share, on revenues of $557.8 million compared to net income of $158.4 million or $2.39 per diluted share, on revenues of $498.3 million for the six months ended March 31, 2013.

Rob Saltiel, President and CEO, commented, “Our second quarter financial results were affected negatively by start-up issues with the Atwood Advantage that resulted in 22 zero-rate days in March.  The remainder of our rig fleet performed well in the quarter, partially offsetting this lost revenue.”

	For the Three Months Ended
		(Unaudited)
(In thousands, except per share amounts)	March 31, 2014	December 31, 2013	March 31, 2013
Revenues	$273,097	$284,706	$253,161
Income before Income Taxes	97,283	94,260	97,432
Provision for Income Taxes	(23,983)	(10,863)	(11,913)
Net Income	$73,300	$83,397	$85,519

Earnings per Common Share -
Basic	$1.14	$1.30	$1.30
Diluted	$1.13	$1.28	$1.28

	For the Six Months Ended
		(Unaudited)
(In thousands, except per share amounts)	March 31, 2014		March 31, 2013
Revenues	$557,803		$498,254
Income before Income Taxes	191,543		181,519
Provision for Income Taxes	(34,846)		(23,169)
Net Income	$156,697		$158,350

Earnings per Common Share -
Basic	$2.44		$2.41
Diluted	$2.41		$2.39

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(In thousands, except per share amounts)	2014	2013	2014	2013
REVENUES:
Contract drilling	$260,062	$242,321	$533,619	$477,115
Revenues related to reimbursable expenses	13,035	10,840	24,184	21,139
Total revenues	273,097	253,161	557,803	498,254

COSTS AND EXPENSES:
Contract drilling	136,966	98,561	260,128	204,499
Reimbursable expenses	9,188	8,912	17,602	14,890
Depreciation	37,231	28,482	69,775	56,060
General and administrative	15,022	13,268	34,844	30,489
Gain on sale of equipment	(34,443)	—	(34,079)	—
Other, net	399	(20)	(1,602)	(13)
	164,363	149,203	346,668	305,925

OPERATING INCOME	$108,734	$103,958	$211,135	$192,329

OTHER INCOME (EXPENSE)
Interest expense, net of capitalized interest	(11,502)	(6,547)	(19,713)	(10,955)
Interest Income	51	21	121	145
	(11,451)	(6,526)	(19,592)	(10,810)

INCOME BEFORE INCOME TAXES	97,283	97,432	191,543	181,519
PROVISION FOR INCOME TAXES	23,983	11,913	34,846	23,169
NET INCOME	$73,300	$85,519	$156,697	$158,350

EARNINGS PER COMMON SHARE:
Basic	$1.14	$1.30	$2.44	$2.41
Diluted	$1.13	$1.28	$2.41	$2.39
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	64,238	65,733	64,175	65,631
Diluted	65,031	66,589	65,028	66,341

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED ANALYSIS OF REVENUES AND DRILLING COSTS

	REVENUES
	Three Months Ended			Six Months Ended
(In millions)	March 31, 2014	December 31, 2013	March 31, 2013	March 31, 2014	March 31, 2013
Ultra-Deepwater	$119.9	$87.2	$76.2	$207.1	$159.0
Deepwater	64.0	107.6	104.0	171.6	204.0
Jackups	76.2	78.8	62.1	154.9	114.1
Reimbursable	13.0	11.1	10.9	24.2	21.2
	273.1	284.7	253.2	557.8	498.3

	DRILLING COSTS
	Three Months Ended			Six Months Ended
(In millions)	March 31, 2014	December 31, 2013	March 31, 2013	March 31, 2014	March 31, 2013
Ultra-Deepwater	$45.9	$35.2	$30.0	$81.1	$59.7
Deepwater	56.6	48.8	38.7	105.4	84.4
Jackups	33.3	36.6	29.8	69.9	58.1
Reimbursable	9.2	8.4	8.9	17.6	14.9
Other	1.2	2.6	0.1	3.7	2.3
	$146.2	$131.6	$107.5	$277.7	$219.4

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	March 31, 2014	September 30, 2013
ASSETS
Cash and cash equivalents	$59,635	$88,770
Accounts receivable, net of allowance for doubtful accounts of $679 and $0 at March 31, 2014 and September 30, 2013, respectively	238,569	199,689
Income tax receivable	6,215	4,672
Inventories of materials and supplies	124,416	121,833
Prepaid expenses and deferred costs	28,841	38,796
Total current assets	457,676	453,760

Property and equipment, net	3,575,172	3,164,724

Other receivables	11,831	11,831
Deferred costs and other assets	39,937	26,951
Deferred income taxes	518	—
Total assets	$4,085,134	$3,657,266

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$88,585	$95,827
Accrued liabilities	16,319	17,653
Notes payable	—	8,071
Interest payable	8,278	7,945
Income tax payable	19,645	16,554
Deferred credits	12,653	10,822
Total current liabilities	145,480	156,872

Long-term debt	1,512,685	1,263,232
Deferred income taxes	354	485
Deferred credits	12,305	1,176
Other	41,269	28,130
Total long-term liabilities	1,566,613	1,293,023

Commitments and contingencies

Preferred stock, no par value, 1,000 shares authorized, none outstanding	—	—
Common stock, $1.00 par value, 180,000 shares authorized with 64,253 and 64,057 issued and outstanding at March 31, 2014 and September 30, 2013, respectively	64,253	64,057
Paid-in capital	192,570	183,390
Retained earnings	2,118,102	1,961,405
Accumulated other comprehensive loss	(1,884)	(1,481)
Total shareholders' equity	2,373,041	2,207,371
Total liabilities and shareholders' equity	$4,085,134	$3,657,266

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
(In thousands)	2014	2013
Cash flows from operating activities:
Net income	$156,697	$158,350
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	69,775	56,060
Amortization of debt issuance costs and bond premium	2,328	2,073
Amortization of deferred items	2,185	1,448
Provision for doubtful accounts	679	1,871
Provision for inventory obsolescence	860	360
Deferred income tax benefit	(649)	(466)
Share-based compensation expense	7,725	6,813
Gain on sale of assets	(34,079)	—
Other, net	2,118	(13)
Change in assets and liabilities:
Accounts receivable	(39,559)	24,563
Income tax receivable	(1,543)	(199)
Inventory	(8,097)	(14,106)
Prepaid expenses	9,524	10,109
Deferred costs and other assets	(26,568)	(8,084)
Accounts payable	(8,617)	(43,864)
Accrued liabilities	(1,276)	(5,282)
Income tax payable	3,091	6,582
Deferred credits and other liabilities	33,910	8,247
Net cash provided by operating activities	168,504	204,462

Cash flows from investing activities:
Capital expenditures	(497,634)	(372,957)
Proceeds from sale of assets	56,517	61
Net cash used in investing activities	(441,117)	(372,896)

Cash flows from financing activities:
Proceeds from bank credit facilities	340,000	310,000
Principal payments on bank credit facilities	(90,000)	(100,000)
Principal payments on notes payable	(8,071)	(5,148)
Proceeds from exercise of stock options	1,651	3,418
Debt issuance costs paid	(102)	—
Net cash provided by financing activities	243,478	208,270
Net increase (decrease) in cash and cash equivalents	$(29,135)	$39,836
Cash and cash equivalents, at beginning of period	$88,770	$77,871
Cash and cash equivalents, at end of period	$59,635	$117,707
Non-cash activities:
Changes in accounts payable and accrued liabilities related to capital expenditures	$1,375	$34,046

Atwood Oceanics is a leading offshore drilling company engaged in the drilling and completion of exploration and development wells for the global oil and gas industry. The company currently owns 12 mobile offshore drilling units and is constructing three ultra-deepwater drillships. The company was founded in 1968 and is headquartered in Houston, Texas. Atwood Oceanics, Inc. common stock is traded on the New York Stock Exchange under the symbol "ATW."

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Contact: Mark L. Mey
(281) 749-7902